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                                    EXHIBIT 3.1


































                                    EXH 3.1

                                   BYLAWS
                                     OF
                         AMERICAN FAMILY CORPORATION

                                  ARTICLE I
                                   OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office shall be in the State of Georgia, County of Muscogee.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Georgia as the Board of Directors may from time to time determine and the business of the Corporation may require or make desirable.

                                   ARTICLE II
                              SHAREHOLDERS MEETINGS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place in the United States as may be determined by the Board of Directors, on the fourth Monday in April of each calendar year (or on the next succeeding business day if said fourth Monday in April is a legal holiday in any year) or at such other time and date as shall be determined by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place in the United States as may be designated in the notice of said meetings, upon call of the Chairman of the Board of Directors or the Chief Executive Officer and shall be called by the President or the Secretary when so directed by the Board of Directors or at the request in writing of the holders of shares representing all of the votes entitled to be cast by the holders of all the issued and outstanding capital stock of the Corporation entitled to vote thereat. Any such request shall state the purpose for which the meeting is to be called.

     SECTION 3. NOTICE OF MEETINGS. Written notice of every meeting of shareholders, stating the place, date and hour of the meeting, shall be given personally or by mail to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid addressed to the shareholder at his address as it appears on the Corporation' s record of stockholders. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of objection to: (a) lack of notice or defective notice of such meeting unless the shareholder at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting, and (b) consideration of a particular matter at the meeting which is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.

     SECTION 4. QUORUM. The holders of shares representing a majority of the votes entitled to be cast by the holders of all the issued and outstanding stock of the Corporation entitled to vote thereat, present in
                                EXH 3.1-1
person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum is not present or represented at any meeting of the shareholders, the holders of shares representing a majority of the votes entitled to be cast by those present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     SECTION 5. VOTING. When a quorum is present at any meeting, the vote of the holders of stock representing a majority of the voting power, as defined in the Articles of Incorporation, present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each shareholder shall at every meeting of the shareholders be entitled to vote, as defined, in person or by proxy for each share of the capital stock having voting power registered in his name on the books of the Corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.

     SECTION 6. CONSENT OF SHAREHOLDERS. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders entitled to vote on the action consent thereto in writing, setting forth the action so taken, and signing and delivering such consent to the Secretary of the Corporation. Such consent shall have the same force and effect as a unanimous vote of shareholders.

     SECTION 7. LIST OF SHAREHOLDERS. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the Corporation's regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index and otherwise conforms with the requirements specified by law.

                                ARTICLE III
                                 DIRECTORS

     SECTION 1. POWERS. The property, affairs and business of the Corporation shall be managed and directed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things

                                EXH 3.1-2
which are not by law, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

SECTION 2. NUMBER, ELECTION AND TERM. The number of directors which shall constitute the whole Board shall be not less than three (3) or more than twenty-five (25). The specific number of directors within such range shall be fixed or changed from time to time by a majority of the Board of Directors then in office. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director. Except as otherwise provided in these Bylaws, shareholders shall elect directors by a vote of not less than a plurality of the votes present in person or represented by proxy at the meeting. Each director elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors shall be natural persons between the ages of 21 and 75 years, inclusive, but need not be residents of the State of Georgia or shareholders of the Corporation.

     SECTION 3. RESIGNATION. Any director who shall miss three or more regular meetings of the Board of Directors within any twelve month period, whether or not the meetings missed are consecutive, shall be deemed to have automatically resigned as a director, provided that the automatic resignation may be waived by resolution adopted by a majority vote of the remaining directors with the written consent of the resigned director, in which event said director shall remain on the Board.

     SECTION 4. VACANCIES. Vacancies, including vacancies resulting from any increase in the number of directors, but not including vacancies resulting from removal from office by the shareholders (except as provided in Section 9 of this Article III), may be filled by the shareholders, by the Board of Directors, or by the affirmative vote of a majority of the directors remaining in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified unless sooner displaced. If there are no directors in office, then vacancies shall be filled through election by the shareholders.

     SECTION 5. MEETINGS AND NOTICE. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Georgia. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Special meetings of the Board may be called by the Chairman of the Board or Chief Executive Officer or by any two directors on one day's oral, telegraphic or written notice duly given or served on each director personally, or three days' notice deposited, first class postage prepaid, in the United Sates mail. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. Notice need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director states, at the beginning of the meeting (or promptly upon his arrival), any such objection or objections to holding the meeting or the transaction of business at the meeting and does not subsequently vote for or assent to action taken at the meeting.

     SECTION 6. QUORUM. At all meetings of the Board a majority of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business, and the act of a majority of the

                                    EXH 3.1-3
directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 7. CONSENT OF DIRECTORS. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote of the Board.

     SECTION 8. COMMITTEES. The Board of Directors may by resolution passed by a majority of the whole Board, designate from among its members one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that it shall have no authority with respect to (1) amending the Articles of Incorporation or these Bylaws; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or the disposition of all or substantially all the property and assets of the Corporation; and (4) a voluntary dissolution of the Corporation or a revocation thereof. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the Board of Directors. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     SECTION 9. REMOVAL OF DIRECTORS. At any shareholders' meeting with respect to which notice of such purpose has been given, any director may be removed from office, with or without cause, by the vote of the holders of a majority of the stock having voting power and entitled to vote for the election of directors, and his successor may be elected at the same or any subsequent meeting of shareholders, or by the Board as permitted by law.

     SECTION 10. COMPENSATION OF DIRECTORS. Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the Board as shall be fixed from time to time by resolution adopted by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the Board or any such committee.

     SECTION 11. EXECUTIVE COMMITTEE. The Executive Committee will consist of at least five directors, including the Chief Executive Officer, the Deputy Chief Executive Officer, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, and such number of other directors as the Board of Directors may from time to time determine. The Executive Committee shall have and may exercise, during the intervals between meetings of the Board of Directors, all of the powers of the Board of

                                    EXH 3.1-4

Directors which may be lawfully delegated. Meetings of the Executive Committee shall be held at such times and places to be determined by the Chairman of the Executive Committee. At all meetings of the Executive Committee, a majority of the members thereof shall constitute a quorum. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. The Chief Executive Officer (or another member of the Executive Committee chosen by him) shall be the Chairman of the Executive Committee. During the intervals between meetings of the Executive Committee, the Chief Executive Officer shall possess and may exercise such of the powers vested in the Executive Committee as from time to time may be lawfully conferred upon him by resolution of the Board of Directors or the Executive Committee.

                                 ARTICLE IV
                                  OFFICERS

     SECTION 1. NAME AND NUMBER. The officers of the Corporation, who shall be chosen by the Board of Directors are as follows: Chief Executive Officer, Deputy Chief Executive Officer, Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Executive Vice President, Secretary, Assistant Secretary, Treasurer, and Assistant Treasurer. The Board of Directors may appoint additional specially designated vice presidents, assistant secretaries and assistant treasurers. Any number of offices, except the offices of President and Secretary, may be held by the same person. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may, in its discretion, leave any of the above offices vacant for any length of time.

     SECTION 2.  COMPENSATION.  The salaries of all officers set forth in
Section 1 of this Article IV shall be fixed by the Board of Directors or a committee or officer appointed by the Board. Salary payments made to an officer of the Corporation that shall be disallowed in whole or in part as a deductible expense by the Corporation for Federal Income Tax purposes shall be reimbursed by such officer to the Corporation to the full extent of the disallowance. It shall be the duty of the Board of Directors to enforce payments of each such amount disallowed.

     SECTION 3. TERM OF OFFICE. Unless otherwise provided by resolution of the Board of Directors, the principal officers shall serve until their successors shall have been chosen and qualified, or until their death, resignation or removal as provided by these Bylaws.

     SECTION 4. REMOVAL. Any officer may be removed from office at any time, with or without cause, by the Board of Directors.

     SECTION 5. VACANCIES. Any vacancy in an office resulting from any cause may be filled by the Board of Directors.

     SECTION 6. POWERS AND DUTIES. Except as hereinafter provided, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors to the extent consistent with these Bylaws.

        (a) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall keep the Board of Directors fully informed, and shall make a statement
                                    EXH 3.1-5
            of the affairs of the Corporation at the annual meeting of the shareholders. He shall have the general superintendence and direction of all the other officers of the Corporation and of the agents, independent contractors and employees thereof and to see that their respective duties are properly performed. He shall, for and on behalf of the Corporation, exercise the voting powers of all stock of other companies owned by the Corporation. He may sign and execute all authorized bonds, notes, drafts, checks, acceptances or other obligations, reinsurance contracts and other contracts in the name of the Corporation. He shall operate and conduct the business and affairs of the corporation according to the orders and resolutions of the Board of Directors, and according to his own discretion whenever and wherever such discretion is not expressly limited by such orders and resolutions. He shall have the power to sue and be sued, complain and defend, in all courts, and to participate and bind the Corporation in any judicial, administrative, arbitrative, settlement or other action, litigation or proceeding. All officers may be removed with or without cause at any time by the Chief Executive Officer whenever the Chief Executive Officer, in his absolute discretion, shall consider that the best interests of the Corporation will be served thereby.

        (b) DEPUTY CHIEF EXECUTIVE OFFICER. In the absence of the Chief Executive Officer, or in the event of his temporary disability or inability to act, or in the event the Chief Executive Officer expressly so directs, the Deputy Chief Executive Officer shall perform the duties of Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Upon the death, permanent disability, or resignation of the Chief Executive Officer, the Deputy Chief Executive Officer shall become Chief Executive Officer and shall succeed to such duties and powers subject to such restrictions. In the event the office of Vice Chairman shall become vacant for any reason, the Deputy Chief Executive Officer shall, in addition to his then current duties, become Vice Chairman and shall succeed to the duties and powers of such office. The Deputy Chief Executive Officer shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors or by the Chief Executive Officer.

        (c) CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at all meetings of the Directors and shareholders and shall perform such other duties as may be assigned by the Board of Directors.

        (d) VICE CHAIRMAN OF THE BOARD OF DIRECTORS. In the absence of the Chairman of the Board of Directors, or in the event of his inability to act, the Vice Chairman of the Board of Directors shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors. Upon the death, permanent disability, or resignation of the Chairman of the Board of Directors, the Vice Chairman shall become the Chairman of the Board and shall succeed to such duties and powers subject to such restrictions. The Vice Chairman of the Board of Directors shall do and perform such

                                    EXH 3.1-6
            other duties as may from time to time be assigned to him by the Board of Directors or by the Chairman of the Board.

        (e) PRESIDENT. The President shall keep the Board of Directors fully informed. He may sign and execute all authorized bonds, contracts, notes, drafts, checks, acceptances or other obligations in the name of the Corporation, and with the Secretary he may sign all certificates of shares in the capital stock of the Corporation. The President shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors or by the Chief Executive Officer.

        (f) EXECUTIVE VICE-PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice-President (or in the event there be more than one Executive Vice-President, the Executive Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        (g) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.

            The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

        (h) ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (of if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        (i) TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse

                                    EXH 3.1-7
            the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        (j) ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        (k) For purposes of this Section 6, "disability" shall mean the significant impairment, resulting from any physical or mental condition, of the Chief Executive Officer's ability to perform his duties, for a period of six or more consecutive months.

     SECTION 7. VOTING SECURITIES OF CORPORATION. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE V
                              CERTIFICATES OF STOCK

     SECTION 1. FORM OF CERTIFICATE. Every holder of fully-paid stock in the Corporation shall be entitled to have a certificate in such form as the Board of Directors may from time to time prescribe.

     SECTION 2. LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
                                    EXH 3.1-8

     SECTION 3.  TRANSFERS.

        (a) Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as in Section 5 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

        (b) The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

        (c) Shares of capital stock may be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney in fact but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation as herein provided.

        (d) The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws or the Articles of Incorporation, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

     SECTION 4. RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to demand a special meeting, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the proposal of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days and,. in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next receding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the Board of Directors adopts the resolution relating thereto. A determination of Shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors shall

                                    EXH 3.1-9
fix a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     SECTION 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                                  ARTICLE VI
                              GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Articles of Incorporation and applicable law. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     SECTION 3. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Georgia." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "Seal" enclosed in parentheses shall be deemed the seal of the Corporation.

     SECTION 4. ANNUAL STATEMENTS. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of stockholders, the Corporation shall prepare:

        (a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and

        (b) A profit and loss statement showing the result of its operations during its fiscal year.

     Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

     SECTION 5. BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS. All of the requirements and provisions of Article llA, Chapter 2, Title 14 of the Georgia Business Corporation Code of the Official Code of Georgia Annotated, or as the same may be amended or re-codified from time to time, shall apply to the Corporation.

                                    EXH 3.1-10

     SECTION 6. SHAREHOLDERS' RIGHT TO INSPECT RECORDS. To the extent such limitation is permitted by law, a shareholder owning two percent or less of the outstanding shares of the Corporation shall have no right to inspect or copy excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, records of action taken by the shareholders or the Board of Directors without a meeting, the accounting records of the Corporation, and the record of shareholders.

                                ARTICLE VII
                    INDEMNIFICATION OF DIRECTORS & OFFICERS

     SECTION 1. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including, but not limited to, any action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, advisory director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, and shall advance expenses to such person reasonably incurred in connection therewith, to the fullest extent permitted by the relevant provisions of the Georgia Business Corporation Code, as such law presently exists or hereafter may be amended.

     SECTION 2. PURCHASE OF INSURANCE. The Board of Directors may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or the Georgia Business Corporation Code.

                                ARTICLE VIII
                             ADVISORY DIRECTORS

     The Board of Directors of the Corporation may at its annual meeting, or from time to time thereafter, appoint any individual to serve as a member of an Advisory Board of Directors of the Corporation. Any individual appointed to serve as a member of an Advisory Board of Directors of the Corporation shall be permitted to attend all meetings of the Board of Directors and may participate in any discussion thereat, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum for such meeting. It shall be the duty of members of the Advisory Board of Directors of the Corporation to advise and provide general policy advice to the Board of Directors of the Corporation at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individual shall not have any responsibility or be subject to any liability imposed upon a director or in any manner otherwise deemed a director. The compensation paid to members of the Advisory Board of Directors shall be determined from time to time by the Board of Directors of the Corporation. Each member of the Advisory Board of

                                    EXH 3.1-11

Directors, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors and thereafter until his successor shall have been appointed.

                                  ARTICLE IX
                              EMERITUS DIRECTORS

     Any director of the Corporation who is not an officer or employee of the Corporation and who has served as a director in such capacity for five or more years and has attained fifty-five (55) years of age shall be eligible to be appointed as a director emeritus upon his retirement or resignation. A director emeritus shall be entitled to serve for a term equal to said director's length of service as a member of the Board of Directors. The director emeritus shall have the right to attend and participate in discussions of the business of the Corporation at regular and Special meetings of the Board of Directors but shall not be entitled to vote on any matter. The director emeritus shall be a goodwill ambassador on behalf of the Corporation and shall hold himself or herself available at mutually convenient times for consultation with members of the Board and senior management of the Corporation concerning the business and affairs of the Corporation.

                                  ARTICLE X
                                  AMENDMENTS

     The Board of Directors shall have power to amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted, by the shareholders. The shareholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the shareholders with respect to Bylaws shall be taken by an affirmative vote of a majority of the voting power of all shares entitled to elect directors, and action by the directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.























                                    EXH 3.1-12

EXHIBIT "C"
                            RESOLUTION OF THE BOARD
                                OF DIRECTORS OF
                          AMERICAN FAMILY CORPORATION

     RESOLVED that the following amendments to the Bylaws of American Family Corporation are hereby adopted:

                                  ARTICLE VII
                    INDEMNIFICATION OF DIRECTORS & OFFICERS

     SECTION 1. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including, but not limited to, any action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, advisory director, officer, employee or agent of the Corporation or is or was acting at the request of the Corporation, or who was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall advance expenses to such person reasonably incurred in connection therewith, to the fullest extent permitted by the relevant provisions of the Georgia Business Corporation Code, as such law presently exists or hereafter may be amended.


                                                      Adopted April 4, 1990































                                    EXH 3.1-13

EXHIBIT "C"

                                   RESOLUTION

     RESOLVED, That the Board of Directors of American Corporation deems it advisable and in the best interest of the Corporation for the name of the Corporation to be changed to "AFLAC Incorporated"; and

     RESOLVED FURTHER, That Article I of the Articles of Incorporation be, effective January 1, 1992, amended to read in full as follows:

          "I. The name of the corporation is AFLAC Incorporated"; and

     RESOLVED FURTHER, That the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute and file with the Georgia Secretary of State Articles of Amendment to the Articles of Incorporation and to take any and all other action necessary or appropriate to effect such amendment; and

     RESOLVED FURTHER, That the form of certificate for fully paid and nonassessable shares of Common Stock of the Corporation presented to the Board of Directors be, effective January 1, 1992, adopted as the certificate to represent fully paid and non-assessable shares of common Stock of the Corporation and that a specimen of such certificate be attached hereto as EXHIBIT "A"; and

     RESOLVED FURTHER, That outstanding certificates representing issued and outstanding shares of common Stock of the Corporation shall continue to represent shares of Common Stock of the Corporation; and

     RESOLVED FURTHER, That the title of the Bylaws of the Corporation be, effective January 1, 1992, amended to read as follows:

                                  "Bylaws

                                     of

                             AFLAC Incorporated";
and

     RESOLVED FURTHER, That the proposed Corporate Seal, an impression of which is affixed to this page in the margin opposite this resolution, be, effective January 1, 1992, adopted as the Corporate Seal of the Corporation; and

     RESOLVED FURTHER, That there is incorporated herein by reference, as fully as though set forth at length herein, any resolutions of the Board of Directors that may be required by any exchange upon which securities of the Corporation are listed, by any banks, by any transfer agents or registrars or by any government or regulatory authorities in connection with the change in corporate name of the Corporation if, in the opinion of the proper officers of the Company, the adoption of such resolutions is necessary or appropriate and that such resolutions be, and they hereby are, deemed adopted IN HAEC VERBA with the same force and effect as though set forth herein; and

     RESOLVED FURTHER, That the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to take or cause to be

                                    EXH 3.1-14
taken all such other and further actions and to execute and deliver any and all instruments, certificates, applications, consents and other documents and to incur all such fees and expenses as in their judgment shall be necessary, appropriate or advisable in order to carry out fully the purpose and intent of the foregoing resolutions; and

     RESOLVED FURTHER, That all actions heretofore taken by any officer of the Corporation in connection with the actions contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.



                                                      Adopted December 10, 1991












































                                    EXH 3.1-15

EXHIBIT "E"

                                    RESOLUTION

     WHEREAS, The Board of Directors has deemed it appropriate to reduce the retirement age for Directors for the first time on or after April 27, 1992, from 75 years of age to 70 years of age; and

     WHEREAS, The Board of Directors has decided that the retirement age for Directors first elected prior to April 27, 1992, shall remain at 75 years of age;

     NOW, THEREFORE, BE IT RESOLVED, That Article III of the Bylaws of the Corporation be and hereby is amended by amending Section 2 thereof such that it reads as follows:

     "Section 2. Number, Election and Term. The number of Directors which shall constitute the whole Board shall be not less than three
     (3) or more than twenty-five (25). The specific number of Directors within such range shall be fixed or changed from time to time by a majority of the Board of Directors then in office. A decrease in the number of Directors shall not have the effect of shortening the term of any incumbent Director.

     Except as otherwise provided in these Bylaws, shareholders shall elect Directors by a vote of not less than a plurality of the votes present in person or represented by proxy at the meeting. Each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors shall be natural persons between the ages of 21 and 70 years, inclusive; provided, however, that any Directors who were elected to the Board for the first time before April 27, 1992, and who are subsequently re-elected shall be natural persons between the ages of 21 and 75 years, inclusive. Directors need not be residents of the State of Georgia or shareholders of the Corporation."


                                                      Adopted 12/10/91




















                                    EXH 3.1-16

EXHIBIT "E"
                                   RESOLUTION

     WHEREAS, management has recommended that the annual meeting of share-holders be rescheduled to more closely coincide with the release of first quarter earnings; and

     WHEREAS, it has been suggested that the Bylaws be amended to reflect this change in the annual meeting date, effective for the 1993 annual shareholders meeting.

     NOW THEREFORE, BE IT RESOLVED, that Article II, Section 1 of the AFLAC Incorporated Bylaws be amended by striking said Section 1 in its entirety and inserting the following:

     "SECTION 1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place in the United States as may be determined by the Board of Directors, on the first Monday in May of each calendar year (or on the next succeeding business day if said first Monday in May is a legal holiday in any year) or at such other time and date as shall be determined by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting."


                                                      Adopted November 10, 1992
































                                    EXH 3.1-17

                                    RESOLUTION
                                RE:  AMEND BYLAWS

     WHEREAS, the Board of Directors is authorized to amend and alter the Corporation's Bylaws pursuant to Section 14-2-1020(a) of the Business Corporation Code of the State of Georgia and Article X of the Corporation's Bylaws; and

     WHEREAS, the Board of Directors has determined that such amendment of the Bylaws is in the best interest of the Corporation and its shareholders;

     NOW, THEREFORE IT IS HEREBY:

     RESOLVED, that Article II of the Corporation's Bylaws be and hereby is amended and altered by redesignating Section 1 as Section 1(a) and adding the following new Sections 1(b), (c), (d), (e) and (f):

       "(b) No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 1.

       "(c) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, which notice is not withdrawn by such shareholder at or prior to such annual meeting.

       "(d) To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

       "(e) To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at

                                    EXH 3.1-18
            the annual meeting, (ii) the name and record address of such shareholder, (iii) the class and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

       "(f) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted."

     FURTHER RESOLVED, that Article III of the Corporation's Bylaws be and hereby is amended and altered by redesignating Section 2 as Section 2(a) and adding the following new Sections 2(b), (c), (d), (e) and (f):

       "(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.

       "(c) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

       "(d) To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure

                                    EXH 3.1-19
            of the date of the annual meeting was made, whichever first occurs.

       "(e) To be in proper written form, a shareholder's notice to the Secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person,
            (C) the number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

       "(f) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded."

     FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized to restate the Bylaws of the Corporation to incorporate the amendments adopted hereby.

     FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to attest to the approval of the foregoing amendments, and to make such filings and execute and deliver any agreement, document, certificate or other instrument which such officer may deem necessary or desirable to carry out the purposes of these resolutions, with such modification and amendments to such filings and such certificates, agreements, instruments or other documents as they, in their discretion, may deem necessary or desirable and in the best interest of the Corporation, their taking any such action for and on behalf and in the name of the Corporation, and/or their execution and delivery, for and on behalf and in the name of the Corporation, of any such certificate,

                                    EXH 3.1-20
agreement, instrument or document, incorporating any such notification or amendment, to be conclusive evidence of approval thereof by the Board.

     FURTHER RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized, empowered and directed to pay all fees and expenses incurred in connection with carrying out the purposes of these resolutions including, but not limited to, fees and expenses of legal counsel, as they, or any of them, shall determined to be necessary or appropriate, such payment to be conclusive evidence of approval thereof by the Board, and to perform all other acts and do all other things as they, in their discretion, may deem necessary or desirable and in the best interest of the Corporation in connection with the foregoing resolutions.

     FURTHER RESOLVED, that all acts and things heretofore done by any appropriate officer, director or by any employee or agent of the Corporation, on or prior to the date of these resolutions, in connection with the action contemplated by these resolutions, be, and the same hereby are, in all respects ratified, confirmed, approved and adopted as acts and deeds of the Corporation.



                                                      Adopted 4/8/96



































                                    EXH 3.1-21

EXHIBIT "I"
                                   RESOLUTION

     WHEREAS, the Board of Directors is authorized to amend and alter the Corporation's Bylaws pursuant to Section 14-2-1020(a) of the Business Corporation Code of the State of Georgia and Article X of the Corporation's Bylaws; and

     WHEREAS, the Board of Directors has determined that such amendment of the Bylaws is in the best interest of the Corporation and its shareholders;

     NOW, THEREFORE IT IS HEREBY:

     RESOLVED, that Article II, Section 3 of the Corporation's Bylaws be and hereby is amended and altered as follows:

     "Notice of every meeting of shareholders, stating the place, date and hour of the meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the Corporation's record of stockholders. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of objection to: (a) lack of notice or defective notice of such meeting unless the shareholder at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting, and
(b) consideration of a particular matter at the meeting which is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting."

     FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized to restate the Bylaws of the Corporation to incorporate the amendments adopted hereby.

     FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to attest to the approval of the foregoing amendments, and to make such filings and execute and deliver any agreement, document, certificate or other instrument which such officer may deem necessary or desirable to carry out the purposes of these resolutions, with such modification and amendments to such filings and such certificates, agreements, instruments or other documents as they, in their discretion, may deem necessary or desirable and in the best interest of the Corporation, their taking any such action for and on behalf and in the name of the Corporation, and/or their execution and delivery, for and on behalf and in the name of the Corporation, of any such certificate, agreement, instrument or document, incorporating any such notification or amendment, to be conclusive evidence of approval thereof by the Board.

     FURTHER RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized, empowered and directed to pay all fees and expenses incurred in connection with carrying out the purposes of these resolutions including, but not limited to, fees and expenses of legal counsel, as they, or any of them, shall determine to be necessary or appropriate, such payment to be conclusive evidence of approval thereof by the Board, and to perform all other acts and do all other things as they, in

                                    EXH 3.1-22
their discretion, may deem necessary or desirable and in the best interest of the Corporation in connection with the foregoing resolutions.

     FURTHER RESOLVED, that all acts and things heretofore done by any appropriate officer, director or by any employee or agent of the Corporation, on or prior to the date of these resolutions, in connection with the action contemplated by these resolutions, be, and the same hereby are, in all respects ratified, confirmed, approved and adopted as acts and deeds of the Corporation.



                                                Adopted February 13, 2001













































                                    EXH 3.1-23